ORION ENGINEERED CARBONS S.A.

Exhibit 99.1	INVESTOR CONTACT: Wendy Wilson Investor Relations +1 281-974-0155
Orion Engineered Carbons S.A. Announces
First Quarter Financial Results

HOUSTON—May 5, 2022—Orion Engineered Carbons S.A. (NYSE: OEC), a specialty chemical company, today announced financial results for the first quarter of 2022.
First Quarter 2022 Financial Highlights
•Net sales of $484.5 million, up $124.4 million, year over year
•Net income of $32.5 million, up $9.0 million, year over year
•Basic EPS of $0.53, up $0.14, year over year
•Adjusted EPS1 of $0.57, up $0.06, year over year
•Record Adjusted EBITDA1 of $83.2 million, up $12.3 million, year over year
1 The reconciliations of Non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.
Recent News
•Announced investment in acetylene black facility, quadrupling capacity
•The company's first investor day to be held June 8, 2022
“First, I want to thank our dedicated employees for remaining focused on safety and providing exceptional customer service during this period of supply disruptions, particularly in the E.U. We achieved record Adjusted EBITDA, up 17.3 percent, reflecting operational excellence across both businesses, including the ability to pass through inflationary costs,” said Corning Painter, Orion’s chief executive officer.
Mr. Painter continued, “Critically, we secured an acetylene source and commenced work on a new, state-of-the-art Kappa conductive material plant, positioning us to grow with global electric vehicle demand.”
“Our focus in 2022 is to continue the momentum we gained in the first quarter by serving our customers well, driving our U.S. air emissions projects to the finish line, completing the Huaibei project, kicking off the conductive additives project, driving sustainability across our supply chain and positioning the company to generate strong discretionary cash flow in the future," said Mr. Painter.

ORION ENGINEERED CARBONS S.A.
First Quarter 2022 Overview:

(In millions, except per share data or stated otherwise)	Q1 2022	Q1 2021	Y/Y Change	Y/Y Change in %
Volume (kmt)	253.2	254.1	(0.9)	(0.4)%
Net sales	484.5	360.1	124.4	34.5%
Income from operations	54.6	42.9	11.7	27.3%
Net income	32.5	23.5	9.0	38.3%
Contribution margin	167.3	147.1	20.2	13.7%
Contribution margin per metric ton	660.7	578.9	81.8	14.1%
Adjusted EBITDA (1)	83.2	70.9	12.3	17.3%
Basic EPS	0.53	0.39	0.14	35.9%
Diluted EPS	0.53	0.39	0.14	35.9%
Adjusted EPS(1)	0.57	0.51	0.06	11.8%
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.

Volumes decreased by 0.9 kmt, year over year, primarily due to lower volume in the Specialty Carbon Black segment, partially offset by higher demand in our Rubber Carbon Black segment.

Net sales increased by $124.4 million, or 34.5%, year over year, driven primarily by the impact of pricing and favorable product mix across both segments, partially offset by lower Specialty Carbon Black sales volume and impact of unfavorable foreign currency translation.

Income from operations increased by $11.7 million, or 27.3%, to $54.6 million, year over year, driven primarily by higher margins and the impact of favorable product mix across both segments, partially offset by lower Specialty Carbon Black sales volume and higher fixed costs. Higher margins per ton resulted from price realization to recover environmental and reliability-related capital expenditures.

Net income increased by $9.0 million, or 38.3%, to $32.5 million, year over year, driven primarily by higher margins and the impact of favorable product mix across both segments, partially offset by lower Specialty Carbon Black sales volume and higher fixed costs.

Contribution margin increased by $20.2 million, or 13.7%, to $167.3 million, year over year, primarily due to higher margins and impact of favorable product mix, partially offset by unfavorable impact of foreign currency translation.

Adjusted EBITDA increased by $12.3 million, or 17.3%, to $83.2 million, year over year, primarily due to higher margins and impact of favorable product mix, partially offset by lower sales volume in our Specialty Carbon Black segment and higher fixed costs.

ORION ENGINEERED CARBONS S.A.
Quarterly Business Segment Results

SPECIALTY CARBON BLACK

(In millions, unless stated otherwise)	Q1 2022	Q1 2021	Y/Y Change	Y/Y Change in %
Volume (kmt)	65.6	71.4	(5.8)	(8.1)%
Net sales	177.6	144.2	33.4	23.2%
Gross profit	57.6	53.4	4.2	7.9%
Gross profit per metric ton	878.0	747.9	130.1	17.4%
Adjusted EBITDA	42.5	39.7	2.8	7.1%
Adjusted EBITDA/metric ton	647.9	555.8	92.1	16.6%
Adjusted EBITDA Margin (%)	23.9%	27.5%	(360)bps	(13.1)%
Net sales rose by $33.4 million, or 23.2%, to $177.6 million, year over year, primarily driven by pricing and the impact of favorable product mix, partially offset by lower sales volume and impact of unfavorable foreign currency translation.
During the first quarter of 2022, focus on high margin rubber products and supply chain issues resulted in lower specialty black volumes. During the first quarter of 2021, higher demand was driven by a sharp global economic recovery from 2020 COVID-19 induced economic downturn.
Adjusted EBITDA rose by $2.8 million, or 7.1%, to $42.5 million, year over year, primarily driven by higher margins and the impact of favorable product mix, partially offset by lower sales volume. Year over year, Adjusted EBITDA margin decreased 360 basis points to 23.9%. Higher margins per ton resulted from price realization to recover environmental and reliability-related capital expenditures.

RUBBER CARBON BLACK

(In millions, unless stated otherwise)	Q1 2022	Q1 2021	Y/Y Change	Y/Y Change in %
Volume (kmt)	187.6	182.7	4.9	2.7%
Net sales	306.9	215.9	91.0	42.1%
Gross profit	60.3	49.1	11.2	22.8%
Gross profit per metric ton	321.4	268.9	52.5	19.5%
Adjusted EBITDA	40.7	31.2	9.5	30.4%
Adjusted EBITDA/metric ton	217.0	170.6	46.4	27.2%
Adjusted EBITDA Margin (%)	13.3%	14.4%	(120)bps	(8.2)%
Rubber Carbon Black segment volumes increased by 4.9 kmt, or 2.7%, year over year, reflecting higher demand.
Net sales increased by $91.0 million, or 42.1%, to $306.9 million, year over year, primarily driven by pricing, impact of higher volume, and impact of favorable product mix.

Rubber Adjusted EBITDA increased by $9.5 million, or 30.4%, to $40.7 million, year over year, driven by higher margins, impact of higher volume, and impact of favorable product mix, partially offset by higher fixed costs. Adjusted EBITDA margin decreased 120 basis points to 13.3%, year over year, reflecting dilution from higher input costs. Higher margins per ton resulted from price realization to recover environmental and reliability-related capital expenditures.

ORION ENGINEERED CARBONS S.A.
Balance Sheet and Cash Flows
As of March 31, 2022, the company had total liquidity of $198.8 million, including cash and equivalents of $41.3 million, $122.6 million availability under our revolving credit facility, including ancillary lines, and $34.9 million of capacity under other available credit lines. Net debt was $791.3 million and net leverage was 2.82x.
Cash Flow
Cash used in operating activities amounted to $27.8 million for the three months ended March 31, 2022, compared to cash provided by operating activities of $1.8 million. The cash used in operating activities primarily reflects changes in working capital, partially offset by higher net income.
Net cash used in investing activities was $48.8 million and $27.2 million for the three months ended March 31, 2022 and 2021, respectively. These expenditures were comprised of a combination of safety, maintenance-related, and growth investments as well as expenditures associated with our ongoing efforts to install emissions reduction technology to meet EPA requirements in the U.S.
Net cash provided by financing activities of $51.4 million for the three months ended March 31, 2022, compared to $25.6 million in the prior year period. Net cash provided during 2022 primarily reflects net drawings under our senior secured revolving credit facilities (“RCF”) to bolster its cash position and enhance financial flexibility to successfully manage working capital requirements due to the Ukraine conflict.
Outlook
“Based on our strong first quarter results and our current view of the full year, we are increasing our Adjusted EBITDA to be in the range of $310 million and $340 million, up 21% at the mid-point, and we are increasing Adjusted EPS to be in a range of $2.00 per share to $2.35 per share,” Mr. Painter concluded.
The company will be filing its SEC Form 10-Q the week of May 9th.
Conference Call
As previously announced, Orion will hold a conference call tomorrow, Friday, May 6, 2022, at 8:30 a.m. (EDT). The dial-in details for the live conference call are as follows:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers through May 12, 2022:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13727988
Additionally, an archived webcast of the conference call will be available on the Investor Relations section of the company’s website at www.orioncarbons.com.

ORION ENGINEERED CARBONS S.A.
To learn more about Orion, visit the company’s website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
About Orion Engineered Carbons
Orion Engineered Carbons (NYSE:OEC) is a global supplier of carbon black products including high-performance specialty gas blacks, acetylene blacks, furnace blacks, lamp blacks, thermal blacks, and other carbon blacks that tint, colorize and enhance the performance of polymers, plastics, paints and coatings, inks and toners, textile fibers, adhesives and sealants, batteries, tires, and mechanical rubber goods, such as automotive belts and hoses. The company has over 125 years of history providing customized solutions from a network of 14 global production sites and is dedicated to responsible business practices that emphasize reliability, innovation and sustainability. For more information, please visit orioncarbons.com.
Forward-Looking Statements
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook” and “Quarterly Business Segment Results” sections above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. Forward-looking statements are typically identified by words such as “anticipate,” "assume," “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” “to be,” and other words of similar meaning.
These forward-looking statements include, without limitation, statements about the following matters: • our strategies for (i) mitigating the impacts of the global outbreak of the Coronavirus, (ii) strengthening our position in specialty carbon blacks and rubber carbon blacks, (iii) increasing our rubber carbon black margins and (iv) strengthening the competitiveness of our operations; • the ability to pay dividends at historical dividend levels or at all; • cash flow projections; • the installation of pollution control technology in our U.S. manufacturing facilities pursuant to the EPA consent decree; • the outcome of any in-progress, pending or possible litigation, arbitration or regulatory proceedings; and • our expectation that the markets we serve will continue to grow.
All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: • the effects of the COVID-19 pandemic on our business and results of operations; • negative or uncertain worldwide economic conditions; • volatility and cyclicality in the industries in which we operate; • operational risks inherent in chemicals manufacturing, including disruptions as a result of severe weather conditions and natural disasters; • our dependence on major customers and suppliers; • our ability to compete in the industries and markets in which we operate; • our ability to address changes in the nature of future transportation and mobility concepts which may impact our customers and our business; • our ability to develop new products and technologies successfully and the availability of substitutes for our products; • our ability to implement our business strategies; • volatility in the costs and availability of raw materials and energy as a result of the ongoing Russia and Ukraine conflict; • our ability to respond to changes in feedstock prices and quality; • our ability to realize benefits from investments, joint ventures, acquisitions or alliances; • our ability to realize benefits from planned plant capacity expansions and site development projects and the potential delays to such expansions and projects; • information technology systems failures, network disruptions and breaches of data security; • our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; • our ability to recruit or retain key management and personnel; • our exposure to political or country risks inherent in doing business in some countries; • geopolitical events in the European Union (“EU”), and in particular the ultimate future relations between the EU and the United Kingdom; • environmental, health and safety regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities; • possible future investigations and enforcement actions by governmental or supranational agencies; • our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases; • market and regulatory changes that may affect our ability to sell or otherwise benefit from co-

ORION ENGINEERED CARBONS S.A.
generated energy; • litigation or legal proceedings, including product liability and environmental claims; • our ability to protect our intellectual property rights and know-how; • our ability to generate the funds required to service our debt and finance our operations; • fluctuations in foreign currency exchange and interest rates; • the availability and efficiency of hedging; • changes in international and local economic conditions, including with regard to the Euro, dislocations in credit and capital markets and inflation or deflation; • potential impairments or write-offs of certain assets; • required increases in our pension fund contributions; • the adequacy of our insurance coverage; • changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; • challenges to our decisions and assumptions in assessing and complying with our tax obligations; and • potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion Engineered Carbons S.A. (a Luxembourg incorporated entity) in the United States (“U.S.”).
You should not place undue reliance on forward-looking statements. We present certain financial measures that are not prepared in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. These non-U.S. GAAP measures are Contribution Margin, Contribution Margin per metric ton, Adjusted EBITDA, Adjusted EPS, Net Working Capital and Capital Expenditures. Adjusted EBITDA, Adjusted EPS, Contribution Margin and Net Working Capital are not measures of performance under U.S. GAAP and should not be considered in isolation or construed as substitutes for net sales, consolidated profit (loss) for the period, income from operations, gross profit or other U.S. GAAP measures as an indicator of our operations in accordance with U.S. GAAP. For a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP measures, see table titled Reconciliation of Non-GAAP to GAAP Financial Measures.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in Note Q, Commitments and Contingencies. to our audited consolidated financial statements regarding contingent liabilities, including litigation. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement - including those in the “Outlook” and “Quarterly Business Segment Results” sections above - as a result of new information, future events or other information, other than as required by applicable law.
Reconciliation of Non-GAAP Financial Measures
We present certain financial measures that are not prepared in accordance with U.S. GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. These non-U.S. GAAP measures are - but are not limited to - Contribution Margin, Contribution Margin per Metric Ton (collectively, “Contribution Margins”), Adjusted EBITDA, Net Working Capital and Capital Expenditures. We define Contribution Margin as revenue less variable costs (such as raw materials, packaging, utilities and distribution costs). We define Contribution Margin per Metric Ton as Contribution Margin divided by volume measured in metric tons. We define Adjusted EBITDA as income from operations before depreciation and amortization, restructuring expenses, consulting fees related to Company strategy, gain related to legal settlement, share of profit or loss of joint venture and certain other items. Adjusted EBITDA is defined similarly in the Credit Agreement. Adjusted EBITDA is used by our management to evaluate our operating performance and make decisions regarding allocation of capital because it excludes the effects of items that have less bearing on the performance of our underlying core business. We define Net Working Capital as inventories plus current trade receivables minus trade payables. We define Capital Expenditures as cash paid for the acquisition of intangible assets and property, plant and equipment as shown in the consolidated financial statements. We also use Segment Adjusted EBITDA Margin, which we define as Adjusted EBITDA for the relevant segment divided by the revenue for that segment.
We use Adjusted EBITDA, Contribution Margins and Net Working Capital, as well as Adjusted EBITDA by segment and Segment Adjusted EBITDA Margin, as internal measures of performance to benchmark and compare performance among our own operations. We use these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of our business. We believe these measures are useful measures of financial performance in addition to consolidated net income for the period, income from operations and other profitability measures under GAAP because they facilitate operating performance comparisons from period to period and company to company and, with respect to Contribution Margin, eliminate volatility in feedstock prices. By eliminating potential differences in results of operations between periods or companies caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA can provide a useful additional basis for comparing the current performance of the underlying operations being evaluated. For these reasons, we believe EBITDA-based measures are often used by the investment community as a means of comparison of companies in our industry. By deducting variable costs (such as raw materials, packaging, utilities and distribution costs) from revenue, we believe that Contribution Margins can provide a useful basis for comparing the current

ORION ENGINEERED CARBONS S.A.
performance of the underlying operations being evaluated by indicating the portion of revenue that is not consumed by these variable costs and therefore contributes to the coverage of all costs and profits.
Different companies and analysts may calculate measures based on EBITDA, contribution margins and working capital differently, so making comparisons among companies on this basis should be done carefully. Adjusted EBITDA, Contribution Margins and Net Working Capital are not measures of performance under GAAP and should not be considered in isolation or construed as substitutes for revenue, consolidated net income for the period, income from operations, gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.

ORION ENGINEERED CARBONS S.A.
Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each of Adjusted EBITDA and Adjusted EPS to the most directly comparable GAAP measure:

Reconciliation of profit	First Quarter
(In millions)	2022	2021

Net income	$32.5	$23.5
Add back income tax expense	13.8	8.3
Add back equity in earnings of affiliated companies, net of tax	(0.1)	(0.1)
Income before earnings in affiliated companies and income taxes	46.2	31.7
Add back interest and other financial expense, net	8.4	10.0
Add back reclassification of actuarial losses from AOCI	—	1.2
Income from operations	54.6	42.9
Add back depreciation and amortization of intangible assets, right of use assets, and property, plant and equipment	27.3	25.6
EBITDA	81.9	68.5
Equity in earnings of affiliated companies, net of tax	0.1	0.1
Long term incentive plan	1.5	1.0
EPA-related expenses	—	1.7
Other adjustment	(0.3)	(0.4)
Adjusted EBITDA	$83.2	$70.9
The following table reconciles Contribution Margin and Contribution Margin per Metric Ton to gross profit:

	First Quarter
(In millions, unless otherwise indicated)	2022	2021

Revenue	$484.5	$360.1
Variable costs	317.2	213.0
Contribution Margin	167.3	147.1
Freight	27.4	22.5
Fixed costs	(76.8)	(67.1)
Gross profit	$117.9	$102.5
Volume (in kmt)	253.2	254.1
Contribution margin per metric ton	$660.7	$578.9
Gross profit per metric ton	$465.6	$403.5

ORION ENGINEERED CARBONS S.A.

Adjusted EPS	First Quarter
(In millions, except per share amounts)	2022	2021

Net income	$32.5	$23.5
add back long term incentive plan	1.5	1.0
add back EPA-related expenses	—	1.7
add back other adjustment items	(0.3)	(0.4)
add back reclassification of actuarial losses from AOCI	—	1.2
add back amortization	1.9	3.7
add back foreign exchange rate impacts	(0.6)	3.2
add back amortization of transaction costs	0.4	0.5
Tax effect on add back items at estimated tax rate	(0.9)	(3.3)
Adjusted net income	$34.5	$31.1

Total add back items	$2.0	$7.6
Impact add back items per share	$0.04	$0.12
Earnings per share (basic)	$0.53	$0.39
Adjusted EPS	$0.57	$0.51

ORION ENGINEERED CARBONS S.A.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(In millions, except share and per share amounts)	2022	2021

Net sales	$484.5	$360.1
Cost of sales	366.6	257.6
Gross profit	117.9	102.5
Selling, general and administrative expenses	57.5	52.4
Research and development costs	5.5	4.7
Other expenses, net	0.3	2.5
Income from operations	54.6	42.9
Interest and other financial expense, net	8.4	10.0
Reclassification of actuarial losses from AOCI	—	1.2
Income before earnings in affiliated companies and income taxes	46.2	31.7

Income tax expense	13.8	8.3
Earnings in affiliated companies, net of tax	0.1	0.1
Net income	$32.5	$23.5

Weighted-average shares outstanding (in thousands of shares):
Basic	60,879	60,648
Diluted	61,019	60,812
Earnings per share:
Basic	$0.53	$0.39
Diluted	$0.53	$0.39

ORION ENGINEERED CARBONS S.A.
Condensed Consolidated Statements of Financial Position (Unaudited)

(In millions, except share amounts)	March 31, 2022	December 31, 2021

ASSETS
Current assets
Cash and cash equivalents	$41.3	$65.7
Accounts receivable, net	373.6	288.9
Inventories, net	256.9	229.8
Income tax receivables	8.8	12.1
Prepaid expenses and other current assets	88.7	68.5
Total current assets	769.3	665.0
Property, plant and equipment, net	724.7	707.9
Right-of-use assets	94.8	84.6
Goodwill	76.4	78.0
Intangible assets, net	34.0	36.3
Investment in equity method affiliates	5.3	5.3
Deferred income tax assets	60.9	50.4
Other assets	3.2	3.5
Total non-current assets	999.3	966.0
Total assets	$1,768.6	$1,631.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$208.0	$195.1
Current portion of long term debt and other financial liabilities	202.3	151.7
Accrued liabilities	36.5	50.9
Income taxes payable	19.4	16.9
Other current liabilities	44.6	34.1
Total current liabilities	510.8	448.7
Long-term debt, net	625.0	631.2
Employee benefit plan obligation	73.7	74.4
Deferred income tax liabilities	78.8	61.8
Other liabilities	102.9	95.2
Total non-current liabilities	880.4	862.6
Stockholders' Equity
Common stock
Authorized: 65,035,579 and 65,035,579 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 60,656,076 and 60,656,076 shares	85.3	85.3
Treasury stock, at cost, 336,183 and 336,183	(6.3)	(6.3)
Additional paid-in capital	72.9	71.4
Retained earnings	249.1	217.8
Accumulated other comprehensive loss	(23.6)	(48.5)
Total stockholders' equity	377.4	319.7
Total liabilities and stockholders' equity	$1,768.6	$1,631.0

ORION ENGINEERED CARBONS S.A.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021

Cash flows from operating activities:
Net income	$32.5	$23.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	27.3	25.6
Amortization of debt issuance costs	0.4	0.5
Share-based incentive compensation	1.5	1.0
Deferred tax (benefit) provision	2.6	(2.1)
Foreign currency transactions	(5.6)	3.6
Reclassification of actuarial losses from AOCI	—	1.2
Other operating non-cash items, net	—	0.2
Changes in operating assets and liabilities, net:
Trade receivables	(83.6)	(30.5)
Inventories	(25.6)	(19.8)
Trade payables	20.7	11.4
Other provisions	(13.7)	(7.9)
Income tax liabilities	6.2	4.2
Other assets and liabilities, net	9.5	(9.1)
Net cash (used in) provided by operating activities	(27.8)	1.8
Cash flows from investing activities:
Acquisition of intangible assets and property, plant and equipment	(48.8)	(27.2)
Net cash used in investing activities	(48.8)	(27.2)
Cash flows from financing activities:
Proceeds from long-term debt borrowings	0.9	—
Repayments of long-term debt	(0.8)	(2.1)
Cash inflows related to current financial liabilities	90.4	35.5
Cash outflows related to current financial liabilities	(37.9)	(7.8)
Dividends paid to shareholders	(1.2)	—
Net cash provided by financing activities	51.4	25.6
Increase (decrease) in cash, cash equivalents and restricted cash	(25.2)	0.2
Cash, cash equivalents and restricted cash at the beginning of the period	68.5	67.9
Effect of exchange rate changes on cash	0.7	(2.6)
Cash, cash equivalents and restricted cash at the end of the period	44.0	65.5
Less restricted cash at the end of the period	2.7	2.9
Cash and cash equivalents at the end of the period	$41.3	$62.6